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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

IDAHO POWER COMPANY:

     We consent to the incorporation by reference in this Registration Statement of Idaho Power Company on Form S-3 of our report dated January 31, 1995 appearing in the Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

January 9, 1996
Portland, Oregon